SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
      Date of Report (Date of Earliest Event Reported): September 16, 2002
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                                    Castelle

             (Exact Name of Registrant as Specified in Its Charter)

                                   California

                 (State or Other Jurisdiction of Incorporation)

               000-22020                            77-0164056

        (Commission File Number)        (IRS Employer Identification No.)

            855 Jarvis Drive
                 Suite 100
        Morgan Hill, California                        95037

(Address of Principal Executive Offices)             (Zip Code)

                                 (408) 852-8000

              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)

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Item 5:    Other Events

      On September 17, 2002, Castelle issued a press release that announced its receipt of a letter from the staff of NASDAQ dated September 10, 2002. The letter stated that the staff of NASDAQ had determined that Castelle was not in compliance with certain listing standards of the NASDAQ SmallCap market. Specifically, the letter noted that the shares of Castelle had failed to close above $1.00 for thirty consecutive days in a 180-day period. The letter also stated that if Castelle did not appeal the decision of the staff by 4:00 p.m. Eastern time on September 17, 2002, then NASDAQ would delist the Common Stock of Castelle from the NASDAQ SmallCap Market on September 18, 2002 before the trading day commences. On September 16, 2002, Castelle notified NASDAQ that Castelle intended to appeal the NASDAQ staff determination, and requested a hearing before a NASDAQ Listing Qualifications Panel in accordance with NASDAQ prescribed processes. During the appeal process, Castelle's common stock will continue to be traded on the NASDAQ SmallCap Market. However, there can be no assurances that Castelle's appeal will be successful. If Castelle's appeal is unsuccessful, then the Common Stock of Castelle will be delisted from the NASDAQ SmallCap Market.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Date: September 17, 2002

                                   Castelle

                                   By:    /s/ Scott C. McDonald

                                          Scott C. McDonald

                                          President and Chief Executive Officer


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